UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

(Amendment No.     )

Filed by the Registrant  ☒                             Filed by a Party other than the Registrant  ☐

Check the appropriate box:

☐	Preliminary Proxy Statement

☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

☐	Definitive Proxy Statement

☒	Definitive Additional Materials

☐	Soliciting Material Pursuant to §240.14a-12

Authentidate Holding Corp.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

☒	No fee required.

☐	Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

	1)	Title of each class of securities to which transaction applies:
	2)	Aggregate number of securities to which transaction applies:
	3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):
	4)	Proposed maximum aggregate value of transaction:
	5)	Total fee paid:

☐	Fee paid previously with preliminary materials.

☐	Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

	1)	Amount Previously Paid:
	2)	Form, Schedule or Registration Statement No.:
	3)	Filing Party:
	4)	Date Filed:

SEC 1913 (02-02)	Persons who are to respond to the collection of information contained in this form are not required to respond unless the form displays a currently valid OMB control number.

FOR RELEASE: Wednesday, May 27, 2015

Berkeley Heights, NJ

May 27, 2015

Authentidate Holding Corp. Confirms Annual Stockholders Meeting scheduled for May 28, 2015 and Announces Adjournment of Consideration of Proposal to Increase Authorized Shares.

Authentidate Holding Corp. (Nasdaq: ADAT), a provider of secure web-based revenue cycle management applications and telehealth products and services for healthcare organizations, confirmed that its Annual Meeting of Stockholders will be held on May 28, 2015 at 10:00 am eastern time as previously noticed to its stockholders in its Proxy Statement dated April 17, 2015. As originally scheduled, there were 4 items submitted for stockholder consideration, as described in the Proxy Statement.

However, the Board of Directors has determined to adjourn consideration of the proposal to consider increasing the number of authorized shares of its common stock until June 30, 2015. As originally proposed, the proposal (Proposal 4) was to provide for an increase in the number of shares of common stock from 100,000,000 to 150,000,000.

The company intends to file a proxy supplement today notifying stockholders that the Board of Directors believes an increase to 190,000,000 total authorized shares of common stock is warranted and requesting stockholder approval of such increase. The proxy statement supplement and a new proxy card will be filed with the SEC and mailed to stockholders.

The Annual Meeting will continue to be held as scheduled, with only Proposal 4 not being acted upon and deferred until June 30, 2015. The three items which will continue to be voted on at the meeting on May 28, 2015 are: (1) the election of seven (7) directors; (2) holding a non-binding advisory vote regarding compensation of executive officers; and (3) ratifying the appointment of the company’s outside independent registered public accounting firm.

About Authentidate Holding Corp.

Authentidate Holding Corp. is a provider of secure web-based revenue cycle management applications and telehealth products and services that enable healthcare organizations to coordinate care for patients and enhance related administrative and clinical workflows. Authentidate’s products and services enable healthcare organizations to increase revenues, reduce costs and enhance patient care by eliminating paper and manual work steps from clinical and administrative processes. Authentidate’s telehealth solutions combine patient vital signs monitoring with a web application that streamlines patient care management. Delivered as Software as a Service (SaaS), customers only require an Internet connection and web browser to access our web-based applications thereby utilizing previous investments in systems and technology. The company’s healthcare customers and users include leading homecare companies, health systems, physician groups and governmental entities. These organizations utilize the company’s products and services to coordinate care for patients outside of acute-care.

For more information, visit the company’s website at www.authentidate.com

This press release contains forward-looking statements within the meaning of section 27A of the Securities Act of 1933 and section 21E of the Securities Act of 1934. When used in this release, the words “believe,” “anticipate,” “think,” “intend,” “plan,” “will be,” “expect,” and similar expressions identify such forward-looking statements. Such statements regarding future events and/or the future financial performance of the company are subject to certain risks and uncertainties, which could cause actual events or the actual future results of the company to differ materially from any forward-looking statement. Such risks and uncertainties include, among other things, the availability of any needed financing, the company’s ability to implement its business plan for various applications of its technologies, the impact of competition, the management of growth, and the other risks and uncertainties that may be detailed from time to time in the company’s reports filed with the Securities and Exchange Commission. In light of the significant risks and uncertainties inherent in the forward-looking statements included herein, the inclusion of such statements should not be regarded as a representation by the company or any other person that the objectives and plans of the company will be achieved.

Authentidate, Inscrybe and InscrybeMD are registered trademarks of Authentidate Holding Corp. All other trade names are the property of their respective owners.

Media Contacts:

James Carbonara, Hayden IR, james@haydenir.com or (646)-755-7412

Brett Maas, Hayden IR, Brett@haydenir.com or (646) 536-7331

Source Authentidate Holding Corp.